UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 5, 2021

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-38402	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Longroot Subscription

On January 5, 2021, Monaker Group, Inc. (the “Company”, “we” or “us”), through its wholly-owned subsidiary, Longroot, Inc., a Delaware corporation (“Longroot Delaware”), subscribed to purchase 100 shares of Longroot Limited, a Cayman Islands company (“Longroot Cayman”), in consideration for $1 million. The subscription was made pursuant to certain pre-emptive rights set forth in a shareholders’ agreement entered into between the shareholders of Longroot Cayman.

With the acquisition of the additional shares described above, Longroot Delaware now holds 75% of Longroot Cayman (compared to 57% prior to the subscription). A total of 22.9% of Longroot Cayman is owned by True Axion Interactive Ltd., of which Axion Ventures, Inc., which the Company recently acquired a 33.85% interest in, holds a 60% interest.

Longroot Cayman owns 49% of the outstanding shares (100% of the ordinary shares) of Longroot Holding (Thailand) Company Limited (“Longroot Thailand”)(Longroot Delaware therefore owns an approximate 36.75% indirect interest in Longroot Thailand, due to its ownership of 75% of Longroot Cayman, which in turn owns 49% of Longroot Thailand (75% x 49% = 36.75%)), provided that Longroot Cayman controls 90% of Longroot Thailand’s voting shares and therefore effectively controls Longroot Thailand. Longroot Thailand operates an initial coin offering portal in Thailand, which provides certain financial services for digital assets, which are regulated by the Securities and Exchange Commission of Thailand, and has its headquarters in Bangkok, Thailand.

January 2021 HotPlay Convertible Note

On December 30, 2020 and January 6, 2021, HotPlay Enterprise Limited (“HotPlay”, which is a party, together with its stockholders, to a Share Exchange Agreement, dated July 21, 2020, with the Company (as amended to date, the “Exchange Agreement”)), loaned the Company $100,000 and $50,000, respectively (collectively, the “January 2021 Loan”).

The January 2021 Loan was made pursuant to the terms of the Exchange Agreement. The Exchange Agreement and related transactions are described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 23, 2020, the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 29, 2020 (as to the first amendment thereto) and the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 18, 2020 (as to the second amendment thereto).

The January 2021 Loan was evidenced by a Convertible Promissory Note dated effective January 6, 2021, in the amount of $150,000 (the “January 2021 HotPlay Note”).

HotPlay previously advanced the Company (a) $300,000 under the terms of a substantially similar convertible promissory note on September 1, 2020, as disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 8, 2020, (b) $700,000 under the terms of a substantially similar convertible promissory note on September 18, 2020, as disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 24, 2020; (c) $1,000,000 under the terms of a substantially similar convertible promissory note on September 30, 2020, as disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 1, 2020; (d) $400,000 under the terms of a substantially similar convertible promissory note on or around November 3, 2020, as disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 6, 2020; (e) $100,000 under the terms of a substantially similar convertible promissory note on or around November 24, 2020, as disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 27, 2020; and (f) $350,000 under the terms of a substantially similar convertible promissory note on or around December 8, 2020, as disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 14, 2020.

The advance was, and the entry into the January 2021 HotPlay Note was, a required condition to the Exchange Agreement, under which HotPlay was required to loan us $1,000,000 on or before August 31, 2020, which date was mutually agreed to be extended through September 18, 2020, which payment has been received, and is required to loan us an additional $1,000,000 (each a “Subsequent Loan”, and together with the initial loan, the “HotPlay Loans”), on September 30, 2020 (which payment was made as described above), and on the 15th day of each calendar month thereafter (each a “Required Lending Date”), through the date of closing of the Exchange Agreement. To date, HotPlay has loaned us an aggregate of $3,000,000 (when including the $150,000 loan made under the January 2021 HotPlay Note, described above).

The January 2021 HotPlay Note and the Convertible Promissory Notes entered into to evidence the other HotPlay Loans (collectively, the “HotPlay Notes”) have an interest rate of 1% per annum.

The HotPlay Notes are automatically forgiven by HotPlay in the event the Exchange Agreement is terminated:

(a) by written agreement of the parties thereto;

(b) by HotPlay (and its stockholders) if the closing has not occurred on or before the required date set forth in the Exchange Agreement (currently December 31, 2020, provided that the parties are currently negotiating an extension of such date, and are currently working in good faith to complete the transactions contemplated by the Exchange Agreement);

(c) by the Company if either:

(i) HotPlay has not completed the acquisition of (A) 49% of the Class A shares of the capital stock of HotPlay (Thailand) Company Limited (“HP Thailand”); and (B) (x) not less than 90% of the voting, and (y) 95% of the economic and liquidation rights associated with, HP Thailand through a preferred share structure by November 15, 2020 (which acquisition has been completed to date); or

(ii) the closing has not occurred on or before December 31, 2020 (provided that the parties are currently negotiating an extension of such date, and are currently working in good faith to complete the transactions contemplated by the Exchange Agreement), unless the failure of the closing to have occurred is attributable to a failure on the part of the Company;

(d) by the Company if HotPlay (x) is not able to obtain audited and interim financial statements in the form required by the Securities and Exchange Commission, or (y) does not supply all of the information required for the Company to file its initial proxy statement to seek approval of among other things, the Exchange Agreement, by November 15, 2020 (which date has been extended by the Company);

(e) by the Company, if there is a material adverse effect on HotPlay or any schedule delivered by HotPlay is found to be materially misleading or conflict with any prior written or oral statement delivered to the Company; or

(f) by the Company, if any representations or warranties made by HotPlay or its stockholders in the Exchange Agreement are found to be materially inaccurate or any covenants are breached.

Alternately, if the Exchange Agreement is terminated:

(a) by HotPlay or its principal stockholder (as applicable) because a governmental authority of competent jurisdiction issues a final non-appealable order, or takes any other action having the effect of, permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by the Exchange Agreement (a “Government Action”);

(b) by HotPlay if any event occurs that makes it impossible to satisfy a condition precedent to the Exchange Agreement;

(c) by HotPlay if there is a material adverse effect on the Company; or

(d) by HotPlay if any representations or warranties made by the Company in the Exchange Agreement are found to be materially inaccurate or any covenant of the Company is breached; or by the Company in connection with a Government Action or any event occurs that makes it impossible to satisfy a condition precedent to the Exchange Agreement (except as discussed above in connection with events which result in the automatic forgiveness of the HotPlay Notes), then the outstanding principal amount of the HotPlay Notes together with all accrued and unpaid interest thereon, automatically convert into fully paid and nonassessable shares of the Company’s common stock at a conversion price of $2.00 per share.

In the event the transactions contemplated by the Share Exchange close, it is anticipated that the HotPlay Notes will be forgiven as intracompany loans.

If the Company fails to deliver the shares due upon a conversion within five business days, or the Company enters into a voluntary or involuntary bankruptcy proceeding, then HotPlay can declare the entire amount of the notes due and payable (provided the notes are automatically due upon the occurrence of certain bankruptcy events), and such note will accrue interest at the rate of 18% per annum until paid in full.

The foregoing description of the January 2021 HotPlay Note above is subject to and qualified in its entirety by, the January 2021 HotPlay Note, attached as Exhibit 10.1 hereto, which is incorporated in this Item 1.01 by reference in its entirety.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above under the heading “January 2021 HotPlay Convertible Note”, including, but not limited to, the description of such January 2021 Note and $150,000 HotPlay loan, are incorporated into this Item 2.03 in their entirety by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The issuance of the January 2021 HotPlay Note is intended to be exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not involve a public offering, the recipient confirmed that it was an “accredited investor”, and the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities are subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

If converted in full (without factoring in accrued interest), the January 2021 HotPlay Note would convert into an aggregate of 75,000 shares of the Company’s common stock.

Item 8.01. Other Events.

On October 28, 2020, the Company entered into a non-binding Letter of Intent with two stockholders of Axion Ventures, Inc. (“Axion”), which entity the Company acquired 33.85% of on November 16, 2020, as disclosed in the Current Report of Form 8-K, filed by the Company with the Securities and Exchange Commission on November 18, 2020. Pursuant to the Letter of Intent, we agreed, subject to certain condition precedents, including regulatory approvals and the entry into material agreements with the sellers, to acquire approximately 12 million shares of Axion, equal to 5.7% of Axion’s outstanding shares, from the stockholders for approximately $2 million in cash and warrants to purchase an aggregate of 200,000 shares of common stock of the Company, with a six-month term, and an exercise price of $3.00 per share. In connection with our entry into the Letter of Intent, we paid the sellers a $500,000 non-refundable deposit towards the cash purchase price of the shares. The purchase is subject to the negotiation of, and entry into, a definitive purchase agreement with the sellers, as well as other closing conditions, which have not been entered into to date.

On January 7, 2021, the Company issued a press release announcing the acquisition of an additional interest in Longroot Cayman, as discussed in Item 1.01, above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1*	$150,000 Convertible Note by and among Monaker Group, Inc. and HotPlay Enterprise Limited, dated January 6, 2021
99.1**	Press Release of Monaker Group, Inc. dated January 7, 2021

* Filed herewith.

** Furnished herewith.

Forward-Looking Statements

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to close the HotPlay Exchange Agreement and the transactions contemplated therein, the “HotPlay Share Exchange”, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or all of HotPlay, the stockholders of HotPlay (the “HotPlay Stockholders”), or the Company (collectively, the “Share Exchange Parties”) to terminate the HotPlay Exchange Agreement; the effect of such terminations; the outcome of any legal proceedings that have been, and may be, instituted against Share Exchange Parties or their respective directors; the ability of the HotPlay Stockholders to timely obtain required audits and related financial statements of HotPlay and where applicable, its subsidiary; the ability to obtain regulatory and other approvals and meet other closing conditions to the HotPlay Exchange Agreement on a timely basis or at all, including the risk that regulatory and other approvals required for the HotPlay Exchange Agreement are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain approval by the Company’s stockholders on the expected schedule of the transactions contemplated by the HotPlay Exchange Agreement; delays in obtaining required financial statements for HotPlay and prior acquisitions of the Company, to the extent required; difficulties and delays in integrating HotPlay’s and the Company’s businesses; prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties; risks associated with COVID-19 and the global response thereto; risks that the transactions disrupt the Company’s or HotPlay’s current plans and operations; failing to fully realize anticipated cost savings and other anticipated benefits of the HotPlay Share Exchange when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the HotPlay Share Exchange; the ability of HotPlay and the Company to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of the combined company following the HotPlay Share Exchange; the significant dilution which will be created to ownership interests of the Company in connection with the closing of the HotPlay Share Exchange; the continued availability of capital and financing following the HotPlay Share Exchange; the ability of the Company to obtain sufficient funding to support its operations through the closing date of the HotPlay Share Exchange; the business, economic and political conditions in the markets in which Share Exchange Parties operate; and the fact that the Company’s reported earnings and financial position may be adversely affected by tax and other factors.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended February 29, 2020, and its Quarterly Report on Form 10-Q for the quarter ended August 31, 2020, and subsequently filed quarterly reports.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of any Share Exchange Parties are expressly qualified in their entirety by the cautionary statements referenced above.

Additional Information and Where to Find It

In connection with the proposed HotPlay Share Exchange, the Company will file with the Securities and Exchange Commission (SEC) a proxy statement to seek stockholder approval for the HotPlay Share Exchange and the issuance of shares of common stock pursuant thereto and in connection therewith, which, when finalized, will be sent to the stockholders of the Company seeking their approval of the respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED HOTPLAY SHARE EXCHANGE, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, HOTPLAY, AND THE PROPOSED HOTPLAY SHARE EXCHANGE, AND RISKS ASSOCIATED THEREWITH.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from the Company at its website, www.monakergroup.com. Certain documents filed with the SEC by the Company will also be available free of charge by accessing the Company’s website at www.monakergroup.com under the heading “Stock Info” or, and all documents filed by the Company with the SEC are available by directing a request by mail, email or telephone to Monaker Group, Inc. at 2893 Executive Park Drive, Suite 201, Weston, Florida 33331; info@monakergroup.com; or (954) 888-9779, respectively.

Participants in the Solicitation

The Company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective stockholders of the Company in respect of the proposed HotPlay Exchange Agreement under the rules of the SEC. Information about the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended February 29, 2020, as filed with the Securities and Exchange Commission on June 25, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the HotPlay Exchange Agreement when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: January 7, 2021	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	$150,000 Convertible Note by and among Monaker Group, Inc. and HotPlay Enterprise Limited, dated January 6, 2021
99.1**	Press Release of Monaker Group, Inc. dated January 7, 2021

* Filed herewith.

** Furnished herewith.